CONSENT OF INDEPENDENT AUDITORS



To the Board of Trustees of Franklin Investors Securities Trust.

We consent to the incorporation by reference in Post-Effective Amendment No. 17 to the Registration Statement of Franklin Investors Securities Trust on Form N-1A (File No. 33-11444) of our report dated December 8, 1995 on our audit of the financial statements and financial highlights of Franklin Investors Securities Trust which report is included in the Annual Report to Shareholders for the year ended October 31, 1995, which is incorporated by reference in the Registration Statement.



                              /s/ Coopers & Lybrand L.L.P.
                              COOPERS & LYBRAND L.L.P.



San Francisco, California
December 27, 1995